Exhibit 99.1
OLAPLEX Reports Second Quarter 2025 Results
NEW YORK, NY – August 7, 2025 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the second quarter ended June 30, 2025.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "We delivered a solid first half of 2025. We remain in the midst of a multi-pronged transformation and are encouraged by the progress realized thus far. We are optimistic for the future as we continue to execute on our Bonds and Beyond strategy."
For the second quarter of 2025 compared to the second quarter of 2024:
•Net sales increased 2.3% to $106.3 million;
◦By channel:
▪Specialty Retail decreased 16.7% to $30.4 million;
▪Professional increased 12.1% to $37.4 million;
▪Direct-To-Consumer increased 12.8% to $38.5 million;
◦Net sales increased 2.5% in the United States and increased 1.9% internationally;
•Net loss was $7.7 million, as compared to net income of $5.8 million for the second quarter of 2024;
•Diluted EPS was ($0.01), as compared to $0.01 for the second quarter of 2024.
Three Months Ended June 30, 2025 Results

(Amounts in thousands, except per share and share data)
	Three Months Ended June 30,
	2025	2024	% Change
Net Sales	$106,284	$103,943	2.3%
Gross Profit	$75,635	$72,437	4.4%
Gross Profit Margin	71.2%	69.7%
Adjusted Gross Profit	$77,819	$74,739	4.1%
Adjusted Gross Profit Margin	73.2%	71.9%
SG&A	$65,909	$45,423	45.1%
Adjusted SG&A	$54,348	$42,555	27.7%
Net (loss) income	$(7,742)	$5,779	(234.0)%
Adjusted EBITDA	$24,550	$32,054	(23.4)%
Adjusted EBITDA Margin	23.1%	30.8%
Diluted EPS	$(0.01)	$0.01	(200.0)%
Weighted Average Diluted Shares Outstanding	665,953,788	663,545,258
Six Months Ended June 30, 2025 Results

(Amounts in thousands, except per share and share data)
	Six Months Ended June 30,
	2025	2024	% Change
Net Sales	$203,262	$202,849	0.2%
Gross Profit	$142,991	$143,780	(0.5)%
Gross Profit Margin	70.3%	70.9%
Adjusted Gross Profit	$147,567	$148,269	(0.5)%
Adjusted Gross Profit Margin	72.6%	73.1%
SG&A	$113,896	$85,860	32.7%
Adjusted SG&A	$98,697	$79,804	23.7%
Net (loss) income	$(7,277)	$13,525	(153.8)%
Adjusted EBITDA	$50,214	$67,538	(25.7)%
Adjusted EBITDA Margin	24.7%	33.3%
Diluted EPS	$(0.01)	$0.02	(150.0)%
Weighted Average Diluted Shares Outstanding	665,323,129	663,516,699

Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA and adjusted EBITDA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of June 30, 2025, the Company had $289.3 million of cash and cash equivalents, compared to $586.0 million as of December 31, 2024. Inventory at the end of the second quarter of 2025 was $78.3 million, compared to $75.2 million at December 31, 2024. Long-term debt, net of current portion and deferred debt issuance costs was $351.9 million as of June 30, 2025, compared to $643.7 million as of December 31, 2024.
On May 1, 2025, the Company voluntarily repaid $300.0 million of outstanding long-term debt. The repayment was funded using available cash on hand and did not result in prepayment penalties or fees.
Fiscal Year 2025 Guidance
The Company is reiterating guidance for net sales, adjusted gross profit margin and adjusted EBITDA margin for fiscal year 2025, as initially disclosed by the Company on March 4, 2025. The Company's fiscal year 2025 guidance outlined below incorporates management's expectations regarding the Company’s investments and actions aimed at generating demand, increasing its innovation pipeline and strengthening its execution capabilities, including continued investment in research and development, marketing and talent. The Company’s fiscal year 2025 guidance also incorporates the current consumer spending environment and assumes no material impact from tariffs. As it relates to the second half of the fiscal year, management currently expects the Company’s net sales to include a high single digit decline in the third quarter and a high single digit increase in the fourth quarter, in each case as compared to the corresponding period in the prior year. This expected variation in net sales performance by quarter reflects management’s expectations with respect to the timing of shipments related to innovation and replenishment, as well as the anticipated impact of promotional events on consumer demand. The Company does not undertake to provide quarterly guidance in the future.

For Fiscal 2025
(Dollars in millions)	2025	2024 Actual
Net Sales	$410 - $431	$423
Adjusted Gross Profit Margin*	70.5% to 71.5%	71.4%
Adjusted EBITDA Margin*	20% to 22%	30.7%
*Adjusted gross profit margin and adjusted EBITDA margin are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review second quarter 2025 financial results at 9:00am ET/6:00am PT on August 7, 2025. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability; the Company's financial guidance for fiscal year 2025, including net sales, adjusted gross profit margin and adjusted EBITDA margin; the Company’s third and fourth quarter 2025 net sales, including management’s expectations regarding the timing of shipments and the impact of promotional events on consumer demand; demand for the Company’s products; the Company’s innovation strategy and pipeline, including the timing of product launches; the Company's international operations, including its distribution partners; the Company’s business transformation plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the Company’s sales, marketing and education initiatives and related investments, and the impact, focus and timing thereof; general economic and industry trends, including tariffs; the Company's infrastructure and operational and business processes; inventory levels; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership changes and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy, including the One Big Beautiful Bill Act, tariffs and other trade policies; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of general economic conditions, disruptions in business conditions, and the financial strength of the Company’s consumers and customers on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin and adjusted SG&A. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) certain litigation related expenses; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) certain litigation related expenses and (3) executive reorganization costs. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA margin and adjusted gross profit margin. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA margin and adjusted gross profit margin to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) costs related to potential debt or equity transactions and (b) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2025 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$289,339	$585,967
Accounts receivable, net of allowances of $21,713 and $15,859	32,643	14,934
Inventory	78,323	75,165
Prepaid expenses and other current assets	62,364	13,647
Total current assets	462,669	689,713
Property and equipment, net	1,408	1,442
Intangible assets, net	873,840	899,549
Goodwill	168,300	168,300
Other assets	10,706	8,719
Total assets	$1,516,923	$1,767,723

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$25,061	$10,423
Accrued expenses and other current liabilities	82,944	35,639
Current portion of long-term debt	—	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	11,940	11,842
Total current liabilities	119,945	64,654
Long-term debt	351,902	643,712
Deferred tax liabilities	3,361	5,164
Related Party payable pursuant to Tax Receivable Agreement	165,242	177,469
Other liabilities	2,302	2,322
Total liabilities	642,752	893,321

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 666,088,705 and 664,224,893 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	666	664
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	335,444	328,538
Accumulated other comprehensive loss	(627)	(765)
Retained earnings	538,688	545,965
Total stockholders’ equity	874,171	874,402
Total liabilities and stockholders’ equity	$1,516,923	$1,767,723

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$106,284	$103,943	$203,262	$202,849
Cost of sales:
Cost of product (excluding amortization)	28,465	29,204	55,695	54,580
Amortization of patented formulations	2,184	2,302	4,576	4,489
Total cost of sales	30,649	31,506	60,271	59,069
Gross profit	75,635	72,437	142,991	143,780
Operating expenses:
Selling, general, and administrative	65,909	45,423	113,896	85,860
Amortization of other intangible assets	10,930	10,736	21,823	22,025
Total operating expenses	76,839	56,159	135,719	107,885
Operating (loss) income	(1,204)	16,278	7,272	35,895
Interest expense	12,375	14,594	26,100	29,098
Interest income	(3,527)	(6,259)	(9,479)	(12,462)
Other (income) expense, net	(987)	264	(1,165)	1,211
(Loss) income before provision for income taxes	(9,065)	7,679	(8,184)	18,048
Income tax provision	(1,323)	1,900	(907)	4,523
Net (loss) income	$(7,742)	$5,779	$(7,277)	$13,525

Net (loss) income per share:
Basic	$(0.01)	$0.01	$(0.01)	$0.02
Diluted	$(0.01)	$0.01	$(0.01)	$0.02

Weighted average common shares outstanding:
Basic	665,953,788	661,734,667	665,323,129	661,278,793
Diluted	665,953,788	663,545,258	665,323,129	663,516,699

Other comprehensive income (loss):
Unrealized gain (loss) on derivatives, net of income tax effect	$121	$(1,083)	$138	$(1,444)
Total other comprehensive income (loss)	121	(1,083)	138	(1,444)
Comprehensive income (loss)	$(7,621)	$4,696	$(7,139)	$12,081

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(7,277)	$13,525
Adjustments to reconcile net (loss) income to net cash provided by operating activities	25,264	46,424
Net cash provided by operating activities	17,987	59,949
Net cash used in investing activities	(1,325)	(2,178)
Net cash used in financing activities	(313,290)	(16,246)
Net (decrease) increase in cash and cash equivalents	(296,628)	41,525
Cash and cash equivalents - beginning of year	585,967	466,400
Cash and cash equivalents - end of period	$289,339	$507,925
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(amounts in thousands)
(Unaudited)
The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin and adjusted SG&A for each of the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(7,742)	$5,779	$(7,277)	$13,525
Depreciation and amortization of intangible assets	13,206	13,172	26,578	26,798
Interest expense, net	8,848	8,335	16,621	16,636
Income tax provision	(1,323)	1,900	(907)	4,523
Share-based compensation	3,463	2,861	6,381	6,044
Certain litigation related expenses(1)	8,098	—	8,818	—
Executive reorganization cost(2)	—	7	—	12
Adjusted EBITDA	$24,550	$32,054	$50,214	$67,538
Adjusted EBITDA margin	23.1%	30.8%	24.7%	33.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$75,635	$72,437	$142,991	$143,780
Amortization of patented formulations	2,184	2,302	4,576	4,489
Adjusted gross profit	$77,819	$74,739	$147,567	$148,269
Adjusted gross profit margin	73.2%	71.9%	72.6%	73.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of SG&A to Adjusted SG&A
SG&A	$65,909	$45,423	$113,896	$85,860
Share-based compensation	(3,463)	(2,861)	(6,381)	(6,044)
Certain litigation related expenses(1)	(8,098)	—	(8,818)	—
Executive reorganization cost(3)	—	(7)	—	(12)
Adjusted SG&A	$54,348	$42,555	$98,697	$79,804
(1)Represents litigation costs related to the Lilien securities class action. The Company considers litigation costs related to the Lilien securities class action, as described in Note 12 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2025, to be non-recurring and non-ordinary. While the Company did not adjust for these costs during the year ended December 31, 2024 because the amounts incurred in 2024 were not material, commencing with the three months ended March 31, 2025, the Company has included an adjustment for these costs as a result of the court's denial of the Company's motion to dismiss in February 2025. The Company believes adjusting for such costs in the presentation of its adjusted EBITDA, adjusted EBITDA margin and adjusted SG&A provides investors with meaningful information regarding the Company’s core operating performance.
(2)Represented benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.
Contacts:
Investors:

Michael Oriolo
Vice President, Investor Relations
michael.oriolo@olaplex.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com